UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

320 Norwood Park South – 2nd Floor
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (781) 712-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2008, the Company was verbally notified by the staff of the Nasdaq Stock Market (“Nasdaq”) that the staff had concluded that the Company’s recent exchanges of shares of common stock for outstanding warrants conducted from July 2008 through October 2008 (the “Exchanges”) did not comply with the shareholder approval requirements set forth in Nasdaq Marketplace Rule 4350(i)(1)(D).  Nasdaq Marketplace Rule 4350(i)(1)(D) requires shareholder approval in certain circumstances for transactions, other than public offerings as determined pursuant to the Nasdaq Marketplace Rules, that result in or may result in the issuance of 20% or more of the number of shares outstanding prior to the transaction at a price less than the greater of book or market value.

In response to the concerns raised by the Nasdaq staff, the Company and certain stockholders have agreed to hold in escrow an aggregate of 842,415 shares of common stock issued in such exchanges (the “Escrow Shares”).   The Escrow Shares will remain in escrow until the Company’s 2009 Annual Meeting of Stockholders, at which the issuance of the Escrow Shares will be submitted for stockholder approval.  If such approval is obtained, the Escrow Shares will be released to the appropriate stockholder.  If such approval is not obtained, the Company will unwind the relevant Exchanges and, in connection therewith, the Escrow Shares will be returned to the Company for cancellation and the Company will re-issue the relevant warrants surrendered in such Exchanges.  As a result of the escrow arrangement, the Company has reduced the aggregate number of shares issued in the Exchanges without stockholder approval to below 20% of the shares of common stock outstanding prior to the Exchanges.

On January 13, 2009, the Company received a Nasdaq Staff Deficiency Letter stating that the issuance of common stock in connection with the Exchanges did not comply with Nasdaq Marketplace Rule 4350(i)(1)(D), but that, based on the escrow arrangement, the Company had regained compliance with the Nasdaq Marketplace Rule 4350(i)(1)(D) and the matter was now closed.

 On January 15, 2009, the Company issued a press release relating to the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated January 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	January 15, 2009	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 15, 2009.